UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2015

Commission File Number 333-194047

Eteris B.V.

(Exact Name Of Registrant As Specified In Charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Kerkenbos 1015, Unit C, 6546 BB Nijmegen, The Netherlands	+81-3-5561-7000
(Address of Principal Executive Offices, Including Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Termination of a Material Definitive Agreement.

On April 26, 2015, Eteris B.V. (the “Company”), Tokyo Electron Limited (“TEL”), and Applied Materials, Inc. (“Applied”) entered into a Mutual Termination Agreement, dated April 26, 2015 (U.S.) and April 27, 2015 (Japan) (the “Termination Agreement”), under which the Company, TEL and Applied mutually agreed to terminate the Business Combination Agreement, dated September 24, 2013, as amended (the “Business Combination Agreement”), governing the proposed combination of the respective businesses of TEL and Applied.

The foregoing summary of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Mutual Termination Agreement, dated as of April 26, 2015 (U.S.) and April 27, 2015 (Japan), by and among Applied Materials, Inc., Tokyo Electron Limited, and Eteris B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERIS B.V.

By:	/s/ Tetsuro Higashi
Tetsuro Higashi
Managing Director

Date: April 27, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Mutual Termination Agreement, dated as of April 26, 2015 (U.S.) and April 27, 2015 (Japan), by and among Applied Materials, Inc., Tokyo Electron Limited, and Eteris B.V.